EXHIBIT 99.01

Chegg Reports Third Quarter 2023 Earnings
Chegg begins to roll out the first phase of its new AI-powered user experience

SANTA CLARA, Calif., October 30, 2023 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE:CHGG), the leading student-first connected learning platform, today reported financial results for the three months ended September 30, 2023.

“Chegg is in a great position to build the most impactful, scalable, AI-enabled, personal learning assistant, which will expand our opportunities to serve more students, in more ways, and at a lower cost per customer,” said Dan Rosensweig, CEO & President of Chegg, Inc. “We are moving quickly and have already started to roll out our new simple user interface and unified asking experience, delivering faster and more relevant solutions.”

Third Quarter 2023 Highlights

•Total Net Revenues of $157.9 million, a decrease of 4% year-over-year
•Subscription Services Revenues of $139.9 million, or 89% of total net revenues, a decrease of 4% year-over-year
•Gross Margin of 47% driven lower by a one-time content and related assets charge of $38.2 million
•Non-GAAP Gross Margin of 74%
•Net Loss was $18.3 million
•Non-GAAP Net Income was $23.2 million
•Adjusted EBITDA was $38.8 million
•4.4 million Subscription Services subscribers, a decrease of 8% year-over-year

Total net revenues include revenues from Subscription Services and Skills and Other. Subscription Services includes revenues from our Chegg Study Pack, Chegg Study, Chegg Writing, Chegg Math, and Busuu offerings. Skills and Other includes revenues from Skills, Advertising, and any other revenues not included in Subscription Services.

For more information about non-GAAP net income, non-GAAP gross margin and adjusted EBITDA, and a reconciliation of non-GAAP net income to net (loss) income, gross margin to non-GAAP gross margin and adjusted EBITDA to net (loss) income, see the sections of this press release titled, “Use of Non-GAAP Measures,” “Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook

Fourth Quarter 2023

•Total Net Revenues in the range of $185 million to $187 million
•Subscription Services Revenues in the range of $164 million to $166 million
•Gross Margin between 73% and 74%
•Adjusted EBITDA in the range of $62 million to $64 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net income to EBITDA and adjusted EBITDA for the fourth quarter 2023, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Income to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website https://investor.chegg.com.

Prepared Remarks - Dan Rosensweig, CEO & President Chegg, Inc.

Thank you, Tracey and welcome everyone to our 2023 Q3 earnings call. Chegg had a good quarter, delivering better than expected results, as we saw stabilization in new accounts and increases in overall retention and in the take rate of Chegg Study

Pack. In addition to our academic services, we continue to invest in skills where we are seeing very strong growth, all of which is good for the future of Chegg.

Six months ago, leveraging the breakthroughs of artificial intelligence, we began to completely reinvent what we offer, how we offer it, and to whom we offer it. New technology platforms create a lot of hype and noise but, as the hype gives way to facts, we believe Chegg is in a great position to build the most impactful, scalable, AI enabled, personal learning assistant, which will expand our opportunities to serve more students, in more ways, and at a lower cost per customer.

The history of the internet has shown us that verticals win. Leading companies with a strong brand, category expertise, scale, and resources, can invigorate growth and create new opportunities when they move quickly and embrace change. In the world of AI, Chegg has particularly valuable and proprietary assets for education and learning, including our student-first brand, a reputation for quality and accuracy, and our unique content and dataset. Chegg also has a proven track record for improving student outcomes and now, by combining the best of what Chegg has to offer with the advancements in artificial intelligence, we are creating new opportunities to better serve our students.

It has been nearly a year since ChatGPT launched. We have all learned a lot and are experiencing how AI is impacting our lives. We know that students are using ChatGPT but what is interesting is that they are using it for a variety of things in addition to education. Because Chegg is verticalized for learning, what isn’t surprising is that when students try us and compare us to more general AI solutions, Chegg outperforms. That has led to incredibly high retention rates and we are maintaining high customer satisfaction, such as 91% of students report when they use Chegg they get better grades, 89% say Chegg helps them learn their course material, and 90% say they work more efficiently when using Chegg to understand their coursework. And we are now introducing new AI capabilities and features, which we expect will do even more for students.

We are excited about what we are building, and we are moving quickly and rolling out the first phase of our new user experience. In September we started to show our first cohort of users the updated capabilities, with a new simple interface and unified asking experience. This means Chegg can provide answers from our proprietary database, our more than 150,000 subject matter experts and now with generative AI. We are focused on usage, quality, accuracy, and speed, and are on track to introduce our own large-language models trained on Chegg’s unique data. In the coming months, you will see us offer more features including multi-turn chat, which will create a simple and conversational experience, and introduce personalized AI enhanced learning aids, such as practice tests, assessments, study guides, and flashcards. We also plan to let students connect to each other and share content. Over time all of this is designed to expand our TAM and increase our relevancy to millions more students than we serve today. It’s truly an exciting time at Chegg. We are executing well against our plan and are on track to roll-out even more features to more students in Q1 of 2024.

We have only one agenda - to serve the student. What we do is incredibly hard to replicate, giving us a powerful moat. The combination of our successful learning taxonomy, over 100 million solutions generated by Chegg’s subject matter experts, and now the ability to leverage artificial intelligence means we can do what generic AI platforms cannot do.

Our vision for a truly personalized learning assistant is coming to life. To make it easier for you to see what we are building, we’ve created a video for you that is available on our IR website, where you can see how the product is evolving. We believe this will give you a sense of just how powerful Chegg can become, including our ability to blend our academic support and skills efforts, by integrating career pathways into the student experience.

We are beginning to see the investments we have made in skills pay off. By leveraging the latest advances in AI to accelerate our program development, we are able to create relevant, customized, high-impact programs, faster and at a lower cost. We will also be releasing a suite of AI training programs over the coming months. Through our B2B partnerships and direct-to-student efforts we continue to see Chegg Skills grow and expect it to become a meaningful contributor in the years ahead.
We are widening the aperture for Chegg and we hope to reach a much larger audience of learners – one that, historically, we haven’t been able to serve before. This is where much of our future growth will come from and our plan is to continue to execute each quarter towards this vision.

And before I turn it over, I want to acknowledge Andy, as he plans to retire once we hire his replacement early next year. I am deeply grateful for the incredible contributions Andy has made during his 12-year tenure at Chegg. Under his leadership, we have grown from a physical textbook rental business to a global, online, learning platform that has supported more than 22 million students over the last decade. He guided us through our transition to a fully digital business and, in doing so, grew our digital revenue from $0 to over $700 million annually. In fact, when Andy took on the role of CFO, Chegg was unprofitable but today Chegg is profitable and is expected to generate nearly $220 million in adjusted EBITDA and approximately $170 million in free cash flow this year. These are remarkable accomplishments and none of them would have been possible without Andy’s leadership and vision. On a personal note, I want to thank Andy for his partnership, guidance, and friendship over the last decade. He has truly left an indelible mark on this company and will forever be a part of the Chegg and Rosensweig family.

And with that I will turn it over to Andy…

Prepared Remarks - Andy Brown, CFO Chegg, Inc.

Thanks, Dan, for the kind words, it’s been an amazing journey over the past 12 plus years, and I am extremely thankful to you and the Chegg team and proud of what we have collectively accomplished. Also, a big shout out to Tracey and Diana, you are the best IR team I have had the pleasure to work with. You are just awesome. Our company has become an industry leader, a cherished brand that is loved by millions of students worldwide, with a future that is incredibly exciting. Having the opportunity to work for a mission-driven company that is integral to helping students learn has been super rewarding, and I thank you. Now back to business.

Q3 was a good quarter, exceeding our revenue and adjusted EBITDA guidance, and as Dan mentioned, we are encouraged by continued positive trends, such as increasing retention rate and Chegg Study Pack take rate. Total revenue was $158 million, driven by Subscription Services revenue of $140 million, where we had 4.4 million subscribers during the quarter. Skills and Other revenue was $18 million, driven by strong growth in Skills, offset primarily by the change in the Required Materials model, which is now a revenue share, as well as some advertising softness. We remain disciplined on the expense side, aligning investments with our AI-focused strategy, which supported another adjusted EBITDA beat this quarter versus guidance, coming in at $39 million, or a 25% margin.

We had two one-time items that impacted our GAAP gross margin and net income for the quarter. First, during the design of our new generative AI experience, we determined that certain content and system types were no longer necessary. As a result, we have taken a charge of $41.8 million, of which approximately $38.2 million was included in cost of goods sold, which impacted gross margin, and $3.6 million was included in G&A. The second item is that we recorded a gain of $32.1 million from the repurchase of some of our outstanding convertible debt at a discount during the quarter, which was recorded in Other Income.

We have a strong balance sheet and drive significant free cash flow, which we expect will continue and for full year 2023, we now expect free cash flow to be approximately $170 million. We have opportunistically retired both convertible debt and equity, returning approximately $1.2 billion and $800 million, respectively, to investors through repurchases over the last three years. We ended the quarter with $674 million of cash and investments, with total convertible debt outstanding of $603 million at par value. We continue to believe that the combination of our operating model, balance sheet, and cash flows sets us up to deliver on our mission to serve students across the world, leverage AI to expand our offerings and our TAM, and ultimately return to growth while maintaining strong profitability.

Now, moving on to guidance. For Q4 we expect:

•Total revenue to be between $185 and $187 million,
•With Subscription Services revenue between $164 and $166 million,
•Gross margin between 73% and 74%,
•And adjusted EBITDA between $62 and $64 million, or 34% margin.

In closing, we expect the development of AI will allow Chegg to embrace a much larger opportunity over time. We believe there is nobody better equipped to meet the current or future needs of students, than Chegg. We have an industry-leading brand, proprietary data, strong operating model and balance sheet to extend our leadership in the future.

With that, I’ll turn the call over to the operator for questions.

Conference Call and Webcast Information

To access the call, please dial 1-877-407-4018, or outside the U.S. +1-201-689-8471, five minutes prior to 1:30 p.m. Pacific Daylight Time (or 4:30 p.m. Eastern Daylight Time). A live webcast of the call will also be available at https://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 4:30 p.m. Pacific Daylight Time (or 7:30 p.m. Eastern Daylight Time) on October 30, 2023, until 8:59 p.m. Pacific Standard Time (or 11:59 p.m. Eastern Standard Time) on November 6, 2023, by calling 1-844-512-2921, or outside the U.S. +1-412-317-6671, with Conference ID 13741760. An audio archive of the call will also be available at https://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, https://www.chegg.com/press, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor https://www.chegg.com/press, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Millions of people all around the world Learn with Chegg. Our mission is to improve learning and learning outcomes by putting students first. We support life-long learners starting with their academic journey and extending into their careers. The Chegg platform provides products and services to support learners to help them better understand their academic course materials, and also provides personal and professional development skills training, to help them achieve their learning goals. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Media Contact: Tonya B. Hudson, press@chegg.com
Investor Contact: Tracey Ford, IR@chegg.com

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including adjusted EBITDA, non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP weighted average shares, non-GAAP net income per share, and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Reconciliation of Forward-Looking Net Income to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization or EBITDA, adjusted for print textbook depreciation expense and to exclude share-based compensation expense, other income, net, acquisition-related compensation costs, content and related assets charge, restructuring charges, loss contingency, transitional logistic charges, and impairment of lease related assets; (2) non-GAAP cost of revenues as cost of revenues excluding content and related assets charge, amortization of intangible assets, share-based compensation expense, acquisition-related compensation costs, restructuring charges, and transitional logistic charges; (3) non-GAAP gross profit as gross profit excluding content and related assets charge, amortization of intangible assets, share-based compensation expense, acquisition-related compensation costs, restructuring charges, and transitional logistic charges; (4) non-GAAP gross margin is defined as non-GAAP gross profit divided by net revenues, (5) non-GAAP operating expenses as operating expenses excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, content and related assets charge, restructuring charges, loss contingency and impairment of lease related assets; (6) non-GAAP income from operations as (loss) income from operations excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, content and related assets charge, restructuring charges, loss contingency, transitional logistic charges, and impairment of lease related assets; (7) non-GAAP net income as net (loss) income excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, amortization of debt issuance costs, the gain on early extinguishments of debt, content and related assets charge, the income tax effect of non-GAAP adjustments, restructuring charges, loss contingency, the tax benefit related to release of valuation allowance, transitional logistic charges, and impairment of lease related assets; (8) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of shares for stock plan activity and shares related to our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding; (9) non-GAAP net income per share is defined as non-GAAP net income divided by non-GAAP weighted average shares outstanding; and (10) free cash flow as net cash provided by operating activities adjusted for purchases of property and equipment, purchases of textbooks and proceeds from disposition of textbooks. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Forward-Looking Net Income to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” tables below, each of the non-GAAP financial measures excludes or includes one or more of the following items:

Share-based compensation expense.

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets.

Chegg amortizes intangible assets, including those that contribute to generating revenues, that it acquires in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Chegg believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations and provides investors with a better comparison of period-over-period operating results. No corresponding adjustments have been made related to revenues generated from acquired intangible assets.

Acquisition-related compensation costs.

Acquisition-related compensation costs include compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

Content and related assets charge

As part of the design and build of our new generative AI experience, in August 2023, we streamlined our product experiences. As a result, we elected to abandon certain content and software assets that did not align with our AI strategy. The content and related assets charge represents a one-time charge consisting primarily of accelerated depreciation of certain content and software assets of $34.2 million, the impairment of our indefinite-lived intangible asset of $3.6 million, the impairment of certain in progress software assets of $2.6 million and other costs associated with abandoning these content and software assets of $1.4 million. The one-time expense is excluded from non-GAAP financial measures because it is the result of a discrete event that is not considered core-operating activities. Chegg believes that it is appropriate to exclude the content and related assets charge from non-GAAP financial measures because it enables the comparison of period-over-period operating results.

Amortization of debt issuance costs.

The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors with a better comparison of period-over-period operating results.

Restructuring charges

Restructuring charges represent expenses incurred in conjunction with a reduction in workforce to better position the Company to execute against its AI strategy and to create long-term, sustainable value for its students and investors. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Loss contingency

The loss contingency represents a one-time accrual in connection with a demand for repayment of certain investment proceeds received by the Company in its capacity as an investor in TAPD, Inc. (more commonly known as “Frank”). The loss contingency is excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. Chegg believes that it is appropriate to exclude the loss contingency from non-GAAP financial measures because it enables the comparison of period-over-period operating results.

Gain on early extinguishment of debt

The difference between the carrying amount of early extinguished debt and the reacquisition price is excluded from management's assessment of our operating performance because management believes that these non-cash gains are not indicative of ongoing operating performance. Chegg believes that the exclusion of the gain on early extinguishment of debt provides investors with a better comparison of period-over-period operating results.

Income tax effect of non-GAAP adjustments.

In the periods following the release of our U.S. valuation allowance, we utilize a non-GAAP effective tax rate of 24% for evaluating our operating results, which is based on our current mid-term projections. This non-GAAP tax rate could change for various reasons including, but not limited to, significant changes resulting from tax legislation, changes to our corporate structure and other significant events. Chegg believes that the inclusion of a non-GAAP provision for income tax adjustments provides investors with a better comparison of period-over-period operating results.

Tax benefit related to release of valuation allowance.

The tax benefit related to the release of the valuation allowance on our U.S. and non-California state deferred tax assets is a result of our expectation that it is more likely than not that our operations will continue to be profitable. Chegg believes that it is appropriate to exclude this from non-GAAP financial measures because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Transitional logistics charges.

The transitional logistics charges represent incremental expenses incurred as we transition our print textbooks to a third party. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Impairment of lease related assets.

The impairment of lease related assets represents impairment charge recorded on the ROU asset and leasehold improvements associated with the closure of our San Francisco office. The impairment of lease related assets is a one-time event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Effect of shares for stock plan activity.

The effect of shares for stock plan activity represents the dilutive impact of outstanding stock options, RSUs, and PSUs calculated under the treasury stock method.

Effect of shares related to convertible senior notes.

The effect of shares related to convertible senior notes represents the dilutive impact of our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding as they were antidilutive on a GAAP basis.

Free cash flow.

Free cash flow represents net cash provided by operating activities adjusted for purchases of property and equipment and purchases of textbooks and including proceeds from the disposition of textbooks. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment and textbooks, which can then be used to, among other things, invest in Chegg's business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg's cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding our future growth and the future of learning, the impact of artificial intelligence (AI) technology on our financial condition and results of operations, our great position to build the most impactful, scalable, AI enabled, personal learning assistant, which will expand our opportunities to serve more students, in more ways, and at a lower cost per customer, our ability to leverage the breakthroughs of AI and build and utilize AI tools, the complete reinvention of what we offer, how we offer it, and to whom we offer it, our beliefs that verticals win and leading companies with strong brand, category expertise, scale and resources can invigorate growth and create new opportunities when they move quickly and embrace change, the value of our proprietary assets for education and learning in the world of AI (including our student-first brand, reputation for quality and accuracy and unique content and dataset), our creation of new opportunities to better serve students by combining the best of what Chegg has to offer with advancements in AI, our views on what students' use ChatGPT for in addition to education, Chegg's verticalization for learning and our outperformance of more general AI solutions, our ability to do more for students and serve learners in new ways as we introduce new AI capabilities and features, our ability to move quickly and roll out the first phase of our new user experience, our focus on usage, quality, accuracy and speed, the development and features of new Chegg offerings, capabilities and experiences, the timeline for the availability of our new offerings, capabilities and experiences (including our ability to deliver them in the coming months and fully roll-out our new generative product experience in Q1 of 2024), what the new Chegg will include, the features of the new Chegg experience (including multi-turn chat to create a simple and conversational experience, personalized AI-enhanced learning aids, such as practice tests, assessments, study guides and flash cards, and letting students connect to each other and share content), the development of our own large language models (LLMs) and ability to train them with our unique data, our ability to expand our TAM and increase our relevancy to millions more students than we serve today, our powerful competitive moat and the difficulty others face in replicating what we do, the combination of our successful learning taxonomy, nearly 100 million solutions generated by our subject matter experts and ability to leverage AI allowing us to do what generic AI platforms can't do, our vision for a truly personalized learning assistant coming to life, our belief of how powerful Chegg can become, our ability to blend our academic support and skills efforts by integrating career pathways into the student experience, our investments in Chegg Skills and the related impact on growth and the future of Chegg, our ability to leverage the latest advances in AI to accelerate our program development and create relevant, customized, high-impact programs faster and at a lower cost, our release of a suite of AI training programs over the coming months and Chegg Skills growth through our B2B partnerships and direct-to-student efforts, our expectation that Chegg Skills will become a meaningful contributor in the years ahead, our ability to widen the aperture for Chegg and reach a much larger audience of learners we historically haven't been able to serve and the related impact on our future growth, the size of Chegg's opportunity to serve its students, the content of our concept video, continued positive trends, such as increasing retention rate and Chegg Study Pack take rate, our alignment of investments with our AI-focused strategy, our determination that certain content and system types were no longer necessary, expectations regarding Chegg's execution against its strategic and financial objectives and guidance, expectations regarding maintaining a strong balance sheet and driving significant free cash flow, our belief that the combination of our operating model, balance sheet, and cash flows sets us up to deliver on our mission to serve students across the world, leverage AI to expand our offerings and our TAM and ultimately return to growth while maintaining strong profitability, our expectation that the development of AI will allow Chegg to embrace a much larger opportunity over time, our belief that nobody is better equipped to meet the current or future needs of students than Chegg, our ability to extend our leadership in the future through our industry-leading brand, proprietary data, strong operating model and balance sheet, our financial guidance, as well as those included in the investor presentation referenced above, those included in the “Prepared Remarks” sections above, and all statements about Chegg’s outlook under “Business Outlook.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of AI technology on Chegg’s business and the economy generally; Chegg’s ability to attract new, and retain existing, students, to increase student engagement, and to increase monetization; Chegg’s brand and reputation; changes in employment and wages and the uncertainty surrounding the evolving educational landscape, enrollment and student behavior; Chegg’s ability to expand internationally; changes in search engine methodologies that modify Chegg’s search result page rankings, resulting in decreased student engagement on Chegg’s website; the success of Chegg’s new product offerings, including the new Chegg generative AI experience and personal learning assistant; competition in aspects of Chegg’s business, and Chegg's expectation that such competition will increase; Chegg’s ability to innovate in response to technological and market developments, including artificial intelligence; Chegg’s ability to maintain its services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; third-party payment processing risks; adoption of government regulation of education unfavorable to Chegg; the rate of adoption of Chegg’s offerings; mobile app stores and mobile operating systems making Chegg’s apps and mobile website available to students and to grow Chegg’s user base and increase their engagement; colleges and governments restricting online access or access to Chegg’s services; Chegg’s ability to strategically take advantage of new opportunities; competitive developments, including pricing pressures and other services targeting students; Chegg’s ability to build and expand its services offerings; Chegg’s ability to integrate acquired businesses and assets; the impact of seasonality and student behavior on the business; the outcome of any current litigation and investigations; Chegg’s ability to effectively control operating costs; regulatory changes, in particular concerning privacy, marketing, and education; changes in the education market, including as a result of AI technology and COVID-19; and general economic, political and industry conditions, including inflation, recession and war. All information provided in this release and in the conference call is as of the date hereof, and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 21, 2023, and could cause actual results to differ materially from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$94,419	$473,677
Short-term investments	166,841	583,973
Accounts receivable, net of allowance of $245 and $394 at September 30, 2023 and December 31, 2022, respectively	30,480	23,515
Prepaid expenses	30,761	28,481
Other current assets	25,195	34,754
Total current assets	347,696	1,144,400
Long-term investments	412,541	216,233
Property and equipment, net	168,735	204,383
Goodwill	617,690	615,093
Intangible assets, net	56,638	78,333
Right of use assets	26,568	18,838
Deferred tax assets	145,807	167,524
Other assets	28,964	20,612
Total assets	$1,804,639	$2,465,416
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$18,187	$12,367
Deferred revenue	58,906	56,273
Accrued liabilities	73,133	70,234
Total current liabilities	150,226	138,874
Long-term liabilities
Convertible senior notes, net	599,291	1,188,593
Long-term operating lease liabilities	19,537	13,375
Other long-term liabilities	2,236	7,985
Total long-term liabilities	621,064	1,209,953
Total liabilities	771,290	1,348,827
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share: 400,000,000 shares authorized; 115,671,820 and 126,473,827 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	116	126
Additional paid-in capital	1,151,697	1,244,504
Accumulated other comprehensive loss	(56,426)	(57,488)
Accumulated deficit	(62,038)	(70,553)
Total stockholders' equity	1,033,349	1,116,589
Total liabilities and stockholders' equity	$1,804,639	$2,465,416

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenues	$157,854	$164,739	$528,308	$561,704
Cost of revenues(1)	83,575	45,203	180,137	145,972
Gross profit	74,279	119,536	348,171	415,732
Operating expenses:
Research and development(1)	46,202	45,426	145,981	150,321
Sales and marketing(1)	28,872	31,803	96,845	109,580
General and administrative(1)	57,075	53,742	186,357	154,547
Total operating expenses	132,149	130,971	429,183	414,448
(Loss) income from operations	(57,870)	(11,435)	(81,012)	1,284
Interest expense, net and other income, net:
Interest expense, net	(733)	(1,525)	(3,115)	(4,738)
Other income, net	40,492	97,258	116,671	105,247
Total interest expense, net and other income, net	39,759	95,733	113,556	100,509
(Loss) income before (provision for) benefit from income taxes	(18,111)	84,298	32,544	101,793
(Provision for) benefit from income taxes	(172)	167,264	(24,029)	162,987
Net (loss) income	$(18,283)	$251,562	$8,515	$264,780
Net income (loss) per share
Basic	$(0.16)	$1.99	$0.07	$2.07
Diluted	$(0.16)	$1.23	$(0.24)	$1.31
Weighted average shares used to compute net (loss) income per share
Basic	115,407	126,132	119,001	128,166
Diluted	115,407	148,045	121,876	151,221

(1) Includes share-based compensation expense as follows:
Cost of revenues	$598	$653	$1,685	$1,945
Research and development	11,027	9,172	33,909	30,954
Sales and marketing	2,435	2,771	7,116	11,176
General and administrative	17,870	21,574	58,886	54,266
Total share-based compensation expense	$31,930	$34,170	$101,596	$98,341

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income	$8,515	$264,780
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation expense	101,596	98,341
Other depreciation and amortization expense	108,945	64,295
Deferred income taxes	20,929	6,376
Gain on early extinguishment of debt	(85,926)	(93,519)
Loss contingency	7,000	—
Operating lease expense, net	4,535	4,746
Impairment of intangible asset	3,600	—
Loss from write-off of property and equipment	3,578	3,117
Amortization of debt issuance costs	2,610	4,084
Gain on foreign currency remeasurement of purchase consideration	—	(4,628)
Tax benefit related to release of valuation allowance	—	(174,601)
Print textbook depreciation expense	—	1,610
Impairment on lease related assets	—	3,411
Gain on textbook library, net	—	(4,976)
Other non-cash items	(389)	619
Change in assets and liabilities, net of effect of acquisition of business:
Accounts receivable	(6,908)	(2,259)
Prepaid expenses and other current assets	558	13,251
Other assets	8,671	15,926
Accounts payable	4,820	(1,728)
Deferred revenue	2,539	11,434
Accrued liabilities	(6,149)	(23,323)
Other liabilities	(9,810)	(5,240)
Net cash provided by operating activities	168,714	181,716
Cash flows from investing activities
Purchases of property and equipment	(57,298)	(79,242)
Purchases of textbooks	—	(3,815)
Proceeds from disposition of textbooks	9,787	2,503
Purchases of investments	(585,275)	(534,008)
Maturities of investments	561,197	783,912
Proceeds from sale of investments	238,681	—
Purchase of strategic equity investment	(11,853)	(6,000)
Acquisition of business, net of cash acquired	—	(401,125)
Net cash provided by (used in) investing activities	155,239	(237,775)
Cash flows from financing activities
Proceeds from common stock issued under stock plans, net	3,108	4,558
Payment of taxes related to the net share settlement of equity awards	(13,857)	(12,776)
Repurchases of common stock	(186,368)	(323,528)
Repayment of convertible senior notes	(505,986)	(401,203)
Proceeds from exercise of convertible senior notes capped call	297	—
Net cash used in financing activities	(702,806)	(732,949)
Effect of exchange rate changes	(379)	4,628
Net decrease in cash, cash equivalents and restricted cash	(379,232)	(784,380)
Cash, cash equivalents and restricted cash, beginning of period	475,854	855,893
Cash, cash equivalents and restricted cash, end of period	$96,622	$71,513

	Nine Months Ended September 30,
	2023	2022
Supplemental cash flow data:
Cash paid during the period for:
Interest	$741	$875
Income taxes, net of refunds	$8,368	$5,530
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$7,037	$6,908
Right of use assets obtained in exchange for lease obligations:
Operating leases	$12,407	$7,603
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$5,879	$4,101

	September 30,
	2023	2022
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$94,419	$69,349
Restricted cash included in other current assets	60	63
Restricted cash included in other assets	2,143	2,101
Total cash, cash equivalents and restricted cash	$96,622	$71,513

CHEGG, INC.
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss) income	$(18,283)	$251,562	$8,515	$264,780
Interest expense, net	733	1,525	3,115	4,738
Provision for (benefit from) income taxes	172	(167,264)	24,029	(162,987)
Print textbook depreciation expense	—	—	—	1,610
Other depreciation and amortization expense(1)	56,918	22,374	108,945	64,295
EBITDA	39,540	108,197	144,604	172,436
Print textbook depreciation expense	—	—	—	(1,610)
Share-based compensation expense	31,930	34,170	101,596	98,341
Other income, net	(40,492)	(97,258)	(116,671)	(105,247)
Acquisition-related compensation costs	209	4,282	6,086	10,989
Content and related assets charge(1)	7,647	—	7,647	—
Restructuring charges	—	—	5,704	—
Loss contingency	—	—	7,000	—
Transitional logistics charges	—	628	253	2,197
Impairment of lease related assets	—	—	—	3,411
Adjusted EBITDA	$38,834	$50,019	$156,219	$180,517
(1) The total content and related assets charge is $41.8 million consisting of $34.2 million of accelerated depreciation included within other depreciation and amortization expense and $7.6 million of the remaining associated charges included within content and related assets charge.

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenues	$83,575	$45,203	$180,137	$145,972
Content and related assets charge	(38,242)	—	(38,242)	—
Amortization of intangible assets	(3,138)	(3,686)	(9,859)	(11,112)
Share-based compensation expense	(598)	(653)	(1,685)	(1,945)
Acquisition-related compensation costs	(5)	(7)	(17)	(29)
Restructuring charges	—	—	(12)	—
Transitional logistics charges	—	(628)	(253)	(2,197)
Non-GAAP cost of revenues	$41,592	$40,229	$130,069	$130,689

Gross profit	$74,279	$119,536	$348,171	$415,732
Content and related assets charge	38,242	—	38,242	—
Amortization of intangible assets	3,138	3,686	9,859	11,112
Share-based compensation expense	598	653	1,685	1,945
Acquisition-related compensation costs	5	7	17	29
Restructuring charges	—	—	12	—
Transitional logistics charges	—	628	253	2,197
Non-GAAP gross profit	$116,262	$124,510	$398,239	$431,015

Gross margin %	47%	73%	66%	74%
Non-GAAP gross margin %	74%	76%	75%	77%

Operating expenses	$132,149	$130,971	$429,183	$414,448
Share-based compensation expense	(31,332)	(33,517)	(99,911)	(96,396)
Amortization of intangible assets	(2,935)	(2,843)	(8,823)	(8,631)
Acquisition-related compensation costs	(204)	(4,275)	(6,069)	(10,960)
Content and related assets charge	(3,600)	—	(3,600)	—
Restructuring charges	—	—	(5,692)	—
Loss contingency	—	—	(7,000)	—
Impairment of lease related assets	—	—	—	(3,411)
Non-GAAP operating expenses	$94,078	$90,336	$298,088	$295,050

(Loss) income from operations	$(57,870)	$(11,435)	$(81,012)	$1,284
Share-based compensation expense	31,930	34,170	101,596	98,341
Amortization of intangible assets	6,073	6,529	18,682	19,743
Acquisition-related compensation costs	209	4,282	6,086	10,989
Content and related assets charge	41,842	—	41,842	—
Restructuring charges	—	—	5,704	—
Loss contingency	—	—	7,000	—
Transitional logistics charges	—	628	253	2,197
Impairment of lease related assets	—	—	—	3,411
Non-GAAP income from operations	$22,184	$34,174	$100,151	$135,965

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss) income	$(18,283)	$251,562	$8,515	$264,780
Share-based compensation expense	31,930	34,170	101,596	98,341
Amortization of intangible assets	6,073	6,529	18,682	19,743
Acquisition-related compensation costs	209	4,282	6,086	10,989
Amortization of debt issuance costs	622	1,305	2,610	4,084
Gain on early extinguishment of debt	(32,149)	(93,519)	(85,926)	(93,519)
Content and related assets charge	41,842	—	41,842	—
Income tax effect of non-GAAP adjustments	(7,081)	—	(7,265)	—
Restructuring charges	—	—	5,704	—
Loss contingency	—	—	7,000	—
Tax benefit related to release of valuation allowance	—	(174,601)	—	(174,601)
Transitional logistics charges	—	628	253	2,197
Impairment of lease related assets	—	—	—	3,411
Non-GAAP net income	$23,163	$30,356	$99,097	$135,425

Weighted average shares used to compute net (loss) income per share, diluted	115,407	148,045	121,876	151,221
Effect of shares for stock plan activity	198	—	424	—
Effect of shares related to convertible senior notes	10,280	—	10,378	—
Non-GAAP weighted average shares used to compute non-GAAP net income per share, diluted	125,885	148,045	132,678	151,221

Net (loss) income per share, diluted	$(0.16)	$1.23	$(0.24)	$1.31
Adjustments	0.34	(1.02)	0.99	(0.41)
Non-GAAP net income per share, diluted	$0.18	$0.21	$0.75	$0.90

CHEGG, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Net cash provided by operating activities	$168,714	$181,716
Purchases of property and equipment	(57,298)	(79,242)
Purchases of textbooks	—	(3,815)
Proceeds from disposition of textbooks	9,787	2,503
Free cash flow	$121,203	$101,162

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET INCOME TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

Three Months Ending December 31, 2023
Net income	$9,400
Interest expense, net	500
Provision for income taxes	6,300
Other depreciation and amortization expense	21,300
EBITDA	37,500
Share-based compensation expense	33,000
Other income, net	(7,700)
Acquisition-related compensation costs	200
Adjusted EBITDA*	$63,000
* Adjusted EBITDA guidance for the three months ending December 31, 2023 represent the midpoint of the range of $62 million to $64 million, respectively.